CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement (Nos. 333-185247, 333-187826 and 333-191880 on Post-Effective Amendments to Form F-1 on Form F-3) of Celsus Therapeutics PLC and the related prospectuses of our report dated March 24, 2014, with respect to the consolidated financial statements of Celsus Therapeutics PLC included in this Annual Report (Form 20-F) of Celsus Therapeutics PLC for the year ended December 31, 2013.

/s/ KOST FORER GABBAY & KASIERER
Tel-Aviv, Israel	KOST FORER GABBAY & KASIERER
March 24, 2014	A Member of Ernst & Young Global